Nicor Gas Company
Form 10-K
Exhibit 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65486 of Northern Illinois Gas Company on Form S-3 of our report, dated February 28, 2003, appearing in this Annual Report on Form 10-K of Northern Illinois Gas Company for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Chicago, IL

March 28, 2003